UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

 (650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 14, 2008, Allan R. Spies, the Lead Director of the Board of Directors of iPass Inc., sent a letter to Stanley Gold of Shamrock Capital Advisors, Inc. (“Shamrock”), responding to Shamrock’s Schedule 13D/A filing of March 3, 2008 and the letter included therein.  A copy of Mr. Spies’ letter is furnished as Exhibit 99.1 hereto.

On March 14, 2008, Kenneth Denman, the Chairman of the Board of iPass Inc., sent a letter to Stanley Gold of Shamrock, responding to Shamrock’s letter described in Shamrock’s Schedule 13D/A filing of March 5, 2008.  A copy of Mr. Denman’s letter is furnished as Exhibit 99.2 hereto.

On March 14, 2008, Bruce Posey, Senior Vice President and General Counsel of iPass Inc., sent a letter responding to Shamrock’s March 7, 2008 notice of intent to nominate directors for election and submit a stockholder proposal.  In Shamrock’s letter, Shamrock stated that it would take these actions if iPass’ Board of Directors were to “fail to appoint Mr. Stanley P. Gold to the Board (the “Gold Appointment”) in violation of the terms of the Company’s February 20, 2007 Agreement.”  Mr. Posey’s letter clarified that:

1.    Shamrock does have the right to have Mr. Gold replace Mr. Peter Clapman in the Board’s slate of nominees for election at the upcoming annual meeting, provided that Mr. Gold is “acceptable to iPass in the good faith reasonable discretion of the Board,”  and that iPass fully intends to comply with the February 20, 2007 letter agreement between iPass and Shamrock (the “Agreement”);

2.    Because iPass is fully in compliance with the Agreement, and Shamrock continues to have a designee serving on the iPass Board, Shamrock’s threats are in direct violation of the Agreement; specifically, Shamrock's actions are in direct violation of Sections 5(a), 5(b) and 5(c) of the Agreement; and

3.    Just as iPass intends to comply with the Agreement, it expects Shamrock to comply as well, and iPass insists Shamrock promptly withdraws its letter.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Letter from Allan R. Spies to Stanley Gold of Shamrock Capital Advisors, Inc.
99.2	Letter from Kenneth Denman to Stanley Gold of Shamrock Capital Advisors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  March 14, 2008

EXHIBIT INDEX

Exhibit	Description
99.1	Letter from Allan R. Spies to Stanley Gold of Shamrock Capital Advisors, Inc.
99.2	Letter from Kenneth Denman to Stanley Gold of Shamrock Capital Advisors, Inc.